UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2020

Humanigen, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35798	77-0557236
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

533 Airport Boulevard, Suite 400

Burlingame, CA 94010

(Address of principal executive offices, including zip code)

(650) 243-3100

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	HGEN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

Controlled Equity OfferingSM Program.

On December 31, 2020, Humanigen, Inc. (the “Company”) entered into a Controlled Equity OfferingSM Sales Agreement (the “Sales Agreement”) with Cantor Fitzgerald & Co., under which the Company may issue and sell from time to time shares of the Company’s common stock, $0.001 par value per share, having an aggregate gross sales price of up to $100,000,000 through Cantor Fitzgerald, as sales agent.

Because there is no minimum offering amount required pursuant to the Sales Agreement, the actual total public offering amount, commissions and proceeds to the Company, if any, are not determinable at this time. The Company expects to use any net proceeds from the offering to fund the Company’s clinical development, manufacturing and distribution of lenzilumab in anticipation of its potential commercialization for use in patients with COVID-19 pneumonia.

A copy of the Sales Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. The summary set forth above is qualified in its entirety by reference to Exhibit 1.1.

Update Regarding Phase 3 Clinical Trial of Lenzilumab in COVID-19.

Also on December 31, 2020, the Company provided an update regarding the status of its ongoing Phase 3 trial of lenzilumab in patients hospitalized with COVID-19. An interim analysis for safety was conducted by the data safety monitoring board (“DSMB”) in late December, when the study reached 75% of the expected enrollment (390 patients); based on feedback from FDA regulators regarding the amount of patient data that would be required to support an eventual biologics license application (“BLA”) if warranted by the results of the trial, the Company decided not to conduct an interim analysis for efficacy. Based on its safety review, the DSMB did not recommend any changes, and the trial continues to enroll patients in centers in the United States and Brazil, with more than 450 patients enrolled as of December 31, 2020. The Company is continuing to advance its efforts to submit an application to FDA for emergency use authorization of lenzilumab as early as the first quarter of 2021, with the exact timing for that submission depending on the pace of patient enrollment and other factors customary for clinical trials of this nature.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

1.1	Controlled Equity OfferingSM Sales Agreement, dated December 31, 2020, by and between the Company and Cantor Fitzgerald & Co.

5.1	Opinion of Polsinelli PC regarding the legality of the shares of common stock

23.1	Consent of Polsinelli PC (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Humanigen, Inc.

By:	/s/ Cameron Durrant
Name: Cameron Durrant Title: Chairman of the Board and Chief Executive Officer

Dated: December 31, 2020